Exhibit 99.1

For Immediate Release	Contact: Kevin Stout
Landstar System, Inc.
www.landstar.com
January 29, 2015	904-398-9400

LANDSTAR SYSTEM REPORTS RECORD QUARTERLY REVENUE OF

$863 MILLION AND RECORD QUARTERLY DILUTED EARNINGS PER SHARE

FROM CONTINUING OPERATIONS OF $0.86

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported record quarterly revenue of $863 million in the 2014 fourth quarter, the highest quarterly revenue of any quarter in Landstar history. Landstar also reported diluted earnings per share of $0.86 in the 2014 fourth quarter on net income from continuing operations of $38.5 million. This is the highest quarterly diluted earnings per share from continuing operations in Landstar history. With respect to the Company’s results from continuing operations for the 2013 fourth quarter, Landstar reported net income of $25.2 million, or $0.55 per diluted share, on revenue of $692 million. Additionally, the 2013 fourth quarter included $0.75 of diluted earnings per share from income from discontinued operations attributable to the sale of the Landstar Supply Chain Solutions companies. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was $124.7 million in the 2014 fourth quarter compared to $102.7 million of gross profit in the 2013 fourth quarter. Operating margin, representing operating income divided by gross profit, was 49.1 percent in the 2014 fourth quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2014 fourth quarter was $811.2 million, or 94 percent of revenue, compared to $643.6 million, or 93 percent of revenue, in the 2013 fourth quarter. Truckload transportation revenue hauled via van equipment in the 2014 fourth quarter was $499.7 million compared to $391.4 million in the 2013 fourth quarter. Truckload revenue hauled via unsided/platform equipment in the 2014 fourth

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quarter was $289.6 million compared to $233.4 million in the 2013 fourth quarter. Revenue hauled by rail, air and ocean cargo carriers was $41.0 million, or 5 percent of revenue, in the 2014 fourth quarter compared to $39.0 million, or 6 percent of revenue, in the 2013 fourth quarter.

Trailing twelve-month return on average shareholders’ equity was 30 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 24 percent. Landstar purchased approximately 940,000 shares of its common stock during 2014 at an aggregate cost of $56.4 million. Currently, there are approximately 1,828,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program.

As previously announced on December 4, 2014, the Company’s Board of Directors declared a special dividend of $1.00 per share payable on January 26, 2015, to stockholders of record as of the close of business on January 12, 2015. In addition, Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.07 per share payable on March 13, 2015, to stockholders of record as of the close of business on February 16, 2015. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Landstar also announced that effective January 29, 2015, Landstar President and CEO Jim Gattoni has joined the Board of Directors of Landstar System, Inc.

“Landstar’s 2014 fourth quarter results were record setting,” said Gattoni. “Revenue and diluted earnings per share for the 2014 fourth quarter were quarterly records for continuing operations. Demand for Landstar’s truck transportation services in the 2014 fourth quarter continued to be extremely strong, as the number of loads hauled via truck increased 11 percent over the 2013 fourth quarter. Revenue per load hauled via truck also remained very strong and increased 14 percent over the 2013 fourth quarter. In fact, Landstar’s average revenue per load hauled via truck in the 2014 fourth quarter set a new record and was up four percent over the record set in the Company’s 2014 third quarter. Landstar experienced very strong revenue growth over the 2013 fourth quarter with respect to both loads hauled via van equipment and loads hauled via

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unsided/platform equipment. On a quarter-over-prior-year-quarter basis, revenue hauled via van equipment increased 28 percent and revenue hauled via unsided/platform equipment increased 24 percent. Despite a significant provision for incentive compensation, operating margin was an impressive 49.1 percent in the 2014 fourth quarter and was the second highest fourth quarter operating margin in Landstar’s history. And finally, diluted earnings per share from continuing operations in the 2014 fourth quarter increased an outstanding 56 percent over the 2013 fourth quarter. 2014 was truly an exceptional year for Landstar as the Company surpassed $3 billion in revenue for the first time in its history. In addition to revenue, annual records were set for many other financial metrics including gross profit, operating income, net income and diluted earnings per share from continuing operations.”

Gattoni continued, “The strength in both the number of loads hauled via truck and truck revenue per load experienced in the 2014 fourth quarter has so far continued through the first several weeks of 2015. Assuming continued strength in both load volume and revenue per load from truck transportation services throughout the remainder of the 2015 first quarter, I anticipate revenue for the 2015 first quarter to be in a range of $750 million to $800 million and, assuming that range of estimated revenue, I would anticipate 2015 first quarter diluted earnings per share to be in a range of $0.71 to $0.76 per share compared to $0.61 per diluted share in the 2014 first quarter.”

PLEASE NOTE: As of the first quarter of 2015, the Company has revised the format of its financial statement supplemental information presentation to include revenue by trailer type. Included with this earnings release are supplemental information presentations in both the historical format and the new format. The Company intends to use only the new supplemental information presentation format on a going forward basis. Management believes this change in reporting supplemental information will allow investors to better understand underlying trends in the Company’s results. This change in the reporting of supplemental information has no impact on reporting with respect to the Company’s consolidated balance sheets, income statements, cash flows or changes in shareholders’ equity for any periods.

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Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2014 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2013 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013

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environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Revenue	$3,184,790	$2,664,780	$862,830	$691,975
Investment income	1,381	1,475	354	364

Costs and expenses:
Purchased transportation	2,461,143	2,046,927	668,583	534,250
Commissions to agents	250,780	211,355	69,584	54,978
Other operating costs, net of gains on asset dispositions	25,771	21,568	6,421	6,172
Insurance and claims	46,280	50,438	8,548	13,531
Selling, general and administrative	150,250	131,710	41,683	36,743
Depreciation and amortization	27,575	27,667	7,156	6,924

Total costs and expenses	2,961,799	2,489,665	801,975	652,598

Operating income	224,372	176,590	61,209	39,741
Interest and debt expense	3,177	3,211	917	844

Income from continuing operations before income taxes	221,195	173,379	60,292	38,897
Income taxes	82,386	64,457	21,801	13,721

Income from continuing operations	138,809	108,922	38,491	25,176

Discontinued operations:
Income from discontinued operations, net of income taxes	—	4,058	—	1,352
Gain on sale of discontinued operations, net of income taxes	—	33,029	—	33,029

Income from discontinued operations, net of income taxes	—	37,087	—	34,381

Net income	$138,809	$146,009	$38,491	$59,557

Earnings per common share:
Income from continuing operations	$3.09	$2.37	$0.86	$0.55
Income from discontinued operations	—	0.81	—	0.75
Earnings per common share	3.09	3.17	0.86	1.30

Diluted earnings per share:
Income from continuing operations	$3.07	$2.36	$0.86	$0.55
Income from discontinued operations	—	0.80	—	0.75
Diluted earnings per share	3.07	3.16	0.86	1.30

Average number of shares outstanding:
Earnings per common share	44,956,000	46,039,000	44,770,000	45,689,000

Diluted earnings per share	45,169,000	46,210,000	45,002,000	45,869,000

Dividends per common share	$1.26	$0.35	$1.07	$0.35

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$163,944	$180,302
Short-term investments	37,007	34,939
Trade accounts receivable, less allowance of $4,338 and $3,773	492,642	378,732
Other receivables, including advances to independent contractors, less allowance of $4,189 and $4,253	15,132	73,903
Deferred income taxes and other current assets	23,603	14,592

Total current assets	732,328	682,468

Operating property, less accumulated depreciation and amortization of $160,681 and $157,985	202,203	177,329
Goodwill	31,134	31,134
Other assets	78,547	79,765

Total assets	$1,044,212	$970,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$34,629	$27,780
Accounts payable	220,077	157,796
Current maturities of long-term debt	35,064	27,567
Insurance claims	24,233	92,280
Dividends payable	44,794	15,921
Other current liabilities	51,654	54,316

Total current liabilities	410,451	375,660

Long-term debt, excluding current maturities	76,257	73,938
Insurance claims	21,769	24,171
Deferred income taxes and other non-current liabilities	47,474	42,446

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 67,268,817 and 67,017,858 shares	673	670
Additional paid-in capital	189,012	179,807
Retained earnings	1,255,374	1,173,044
Cost of 22,474,331 and 21,528,693 shares of common stock in treasury	(955,613)	(899,028)
Accumulated other comprehensive loss	(1,185)	(12)

Total shareholders’ equity	488,261	454,481

Total liabilities and shareholders’ equity	$1,044,212	$970,696

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,814,195	$1,464,558	$499,651	$391,424
Unsided/platform equipment	1,093,999	932,176	289,627	233,366
Less-than-truckload	80,384	71,769	21,969	18,794

Total truck transportation	2,988,578	2,468,503	811,247	643,584
Rail intermodal	81,220	73,820	22,263	18,370
Ocean and air cargo carriers	74,952	85,681	18,784	20,599
Other (1)	40,040	36,776	10,536	9,422

	$3,184,790	$2,664,780	$862,830	$691,975

Number of loads:
Truck transportation
Truckload:
Van equipment	1,038,517	935,530	270,875	241,837
Unsided/platform equipment	444,852	418,982	112,300	103,484
Less-than-truckload	96,541	101,498	26,835	24,249

Total truck transportation	1,579,910	1,456,010	410,010	369,570
Rail intermodal	31,640	29,450	8,800	7,350
Ocean and air cargo carriers	16,260	16,660	4,150	4,290

	1,627,810	1,502,120	422,960	381,210

Revenue per load:
Truck transportation
Truckload:
Van equipment	$1,747	$1,565	$1,845	$1,619
Unsided/platform equipment	2,459	2,225	2,579	2,255
Less-than-truckload	833	707	819	775
Total truck transportation	1,892	1,695	1,979	1,741
Rail intermodal	2,567	2,507	2,530	2,499
Ocean and air cargo carriers	4,610	5,143	4,526	4,802

Revenue by capacity type (as a % of total revenue);
Truck capacity providers
BCO independent contractors (2)	48%	50%	45%	49%
Truck brokerage carriers	46%	43%	49%	44%
Rail intermodal	3%	3%	3%	3%
Ocean and air cargo carriers	2%	3%	2%	3%
Other	1%	1%	1%	1%

			December 27, 2014	December 28, 2013
Truck Capacity Providers
Business Capacity Owners (2) (3)			8,372	7,927

Truck Brokerage Carriers:
Approved and active (4)			26,222	21,183
Approved			12,135	10,933

			38,357	32,116

Total available truck capacity providers			46,729	40,043

(1)	Includes primarily premium revenue generated by the insurance segment.

(2)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(3)	Trucks provided by Business Capacity Owners were 8,932 and 8,432 at December 27, 2014 and December 28, 2013, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.

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Landstar System, Inc. and Subsidiary

Supplemental Information by Capacity Providers

(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenue generated through (in thousands):
Business Capacity Owners (1)	$1,514,254	$1,327,458	$388,041	$339,544
Truck Brokerage Carriers	1,474,324	1,141,045	423,206	304,040
Rail intermodal	81,220	73,820	22,263	18,370
Ocean and air cargo carriers	74,952	85,681	18,784	20,599
Other (2)	40,040	36,776	10,536	9,422

	$3,184,790	$2,664,780	$862,830	$691,975

Number of loads:
Business Capacity Owners (1)	818,480	790,690	203,680	199,490
Truck Brokerage Carriers	761,430	665,320	206,330	170,080
Rail intermodal	31,640	29,450	8,800	7,350
Ocean and air cargo carriers	16,260	16,660	4,150	4,290

	1,627,810	1,502,120	422,960	381,210

Revenue per load:
Business Capacity Owners (1)	$1,850	$1,679	$1,905	$1,702
Truck Brokerage Carriers	1,936	1,715	2,051	1,788
Rail intermodal	2,567	2,507	2,530	2,499
Ocean and air cargo carriers	4,610	5,143	4,526	4,802

			December 27, 2014	December 28, 2013
Truck Capacity Providers
Business Capacity Owners (1) (3)			8,372	7,927

Truck Brokerage Carriers:
Approved and active (4)			26,222	21,183
Approved			12,135	10,933

			38,357	32,116

Total available truck capacity providers			46,729	40,043

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2)	Includes primarily premium revenue generated by the insurance segment.
(3)	Trucks provided by Business Capacity Owners were 8,932 and 8,432 at December 27, 2014 and December 28, 2013, respectively.
(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.